UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

CARBON BLACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38478	55-0810166

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 393-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Carbon Black, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on February 20, 2019 (the “Original Filing”).  At the time of the Original Filing, certain information called for by Item 5.02(c)(3) of Form 8-K had not been determined.  Such information has since been determined and accordingly, this Form 8-K/A is being filed to amend the Original Filing to disclose such information and a change in the terms of the previously disclosed acceleration of vesting of Mark Sullivan’s stock options.  Except as stated herein, the Original Filing shall remain in effect.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Sullivan Transition Agreement

In connection with Mark Sullivan’s retirement and resignation as the Company’s Chief Financial Officer, Principal Accounting Officer, Executive Vice President, Treasurer and Assistant Secretary, effective March 11, 2019 (the “Transition Date”), the Company and Mr. Sullivan entered into a Transition Agreement on March 15, 2019 (the “Agreement”), under which Mr. Sullivan is expected to remain with the Company through June 30, 2019 to ensure a smooth transition of his duties (the “Transition Period”).

The Agreement provides, among other things, that (a) Mr. Sullivan will transition from his position as Chief Financial Officer to the position of Senior Advisor effective as of the Transition Date, (b) during the period from the Transition Date through May 15, 2019 (the “Full Time Portion of the Transition Period”), Mr. Sullivan will provide transitional services on a full-time basis, (c) during the period from May 16, 2019 through the Anticipated Date of Termination (the “Part-Time Portion of the Transition Period”), Mr. Sullivan will provide services on a part-time, as needed basis, (d) the Company will continue to pay Mr. Sullivan’s base salary at his current rate during the Full Time Portion of the Transition Period, (e) the Company will pay Mr. Sullivan fifty percent (50%) of his current base salary during the Part Time Portion of the Transition Period, (f) Mr. Sullivan will be eligible to receive his 2018 bonus on the date that the Company’s other executives receive such bonuses, but will not be eligible to receive any incentive compensation in connection with work performed in 2019, (g) the Company agreed to extend the exercise periods for each non-qualified stock option awarded to Mr. Sullivan pursuant to the Company’s equity plans and applicable option agreements or stock-based award agreements that is vested as of Mr. Sullivan’s last date of employment until March 31, 2020 and (h) Mr. Sullivan will comply with certain confidentiality, non-disclosure, non-competition, general release of claims and other obligations.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed by the Company with the Securities and Exchange Commission for the quarter ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carbon Black, Inc.

Dated: March 15, 2019	By:	/s/ Patrick Morley
Patrick Morley
Chief Executive Officer